 Exhibit 99.1

LEASING FUND

ELEVEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2010

Letter from the CEOs                                                                                                                                                 As of April 20, 2011

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the year ended 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2010, Fund Eleven was in its operating period.  As of December 31st, we had invested in $796,316,9731 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio2 for the 2010 calendar year was 94.30%.  As of December 31st, Fund Eleven maintained a leverage ratio of .58:13, which represents a substantial decrease from the third quarter of 2010 resulting from the prepayment of a portion of the loan with HSH Norbank AG in the amount of approximately $22,110,000 relating to the sale of the M/V ZIM Japan Sea and the M/V ZIM Andaman Sea.  The decrease was also related to the $6,375,000 prepayment of the loan with BNP Paribas in connection with the sale of the M/T Doubtless, the M/T Spotless, and the M/T Vanguard.  Fund Eleven collected 100%4 of all scheduled receivables due for the fourth quarter of 2010.

During the fourth quarter of 2010, we actively managed our portfolio by restructuring our financings with certain borrowers to help them accomplish their business goals while at the same time aiming to achieve our economic return on these investments.  More recently, in the fourth quarter of 2010, we restructured the financing arrangements with affiliates of Northern Leasing Systems, Inc. by extending the terms of certain promissory notes and increasing the interest rates 1.50% to rates ranging from 9.47% to 9.90% per year.

Also, during the quarter, the lease for various innovative telecommunications voice transport systems and high capacity conferencing servers expired. The equipment was subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”), an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  Upon expiration of the lease, the equipment was sold to Global Crossing for approximately $3,298,000.  We received a gross cash-on-cash return of approximately 139% in rental and sale proceeds related to this investment.  In addition, during the fourth quarter, we sold the container vessels, the M/V ZIM Japan Sea and the M/V ZIM Andaman Sea, for $11,250,000 per vessel and used the proceeds to prepay a portion of the loan with HSH Norbank AG.

Fund Eleven is fully invested; therefore, we did not make any new investments during the fourth quarter of 2010.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

2	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.

3	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.

4
Collections as of January 31, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Eleven, LLC

2010 Annual Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Annual Portfolio Overview for 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the fourth quarter of 2010, we were in our operating period, during which time we continued to manage our investments.  Cash generated from these investments is used to make distributions to our members.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

●
On February 28, 2011 and March 16, 2011, we, through our wholly-owned subsidiaries, sold the container vessels, the M/V ZIM Hong Kong (the “ZIM Hong Kong”) and the M/V ZIM Israel (the “ZIM Israel”), to unaffiliated third parties for $11,250,000 per vessel.  The proceeds from the sales were used to satisfy the obligations under the loan with HSH Norbank AG.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2010, our portfolio consisted primarily of the following investments.

●
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through our wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.  On December 10, 2009, we, through our wholly-owned subsidiaries, restructured the lease payment obligations of Teal Jones to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As of December 31, 2010, Teal Jones has made all of its lease payments.

●
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture owned 35% by us, 12.25% by ICON Income Fund Ten, LLC (“Fund Ten”), and 52.75% by ICON Leasing Fund Twelve, LLC (“Fund Twelve”), entities also managed by our Manager, purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  Our share of the purchase price was approximately $11,051,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

●
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of December 31, 2010, Pliant has made all of its lease payments.

●
ICON MW, LLC, a joint venture owned 6.33% by us and 93.67% by Fund Twelve, owns machining and metal working equipment subject to lease with LC Manufacturing, LLC, MW Crow, Inc., MW Scott, Inc. (“Scott”), AMI Manchester, LLC (“AMI”), Gallant Steel, Inc., and MW General, Inc. (“General”).  We originally acquired the equipment subject to leases with Scott, AMI, and General for the purchase prices of $600,000, $1,700,000, and $400,000, respectively.  The equipment is subject to sixty month leases that commenced on January 1, 2008.

●
We, through our wholly-owned subsidiary, ICON Global Crossing III, LLC, own telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to six leases with Global Crossing Telecommunications, Inc., all of which are for thirty-six months and expire at various times through September 2011.

●
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire.  On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard Industries (“BGI”).  We and BGI have agreed to restructure our leases and are optimistic that we will be able to recover our investment.

●·
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through our wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

●
ICON EAR, LLC (“ICON EAR”), a joint venture owned 45% by us and 55% by Fund Twelve, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and continues for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR and ICON EAR II sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR and ICON EAR II received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  ICON EAR and ICON EAR II have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and are attempting to collect on such judgments.  On March 16, 2011, ICON EAR and ICON EAR II sold a parcel of real property in Jackson Hole, Wyoming for a net purchase price of approximately $1,183,000.  At this time, it is not possible to determine the ability of either ICON EAR or ICON EAR II to collect the amounts due under their respective leases from EAR’s principals.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Ten, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2010 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was attributable to the Fund.  Subsequent to December 31, 2010, the Fund repaid $1,450,000, which reduced its outstanding loan balance to $0.

10% Status Report

As of December 31, 2010, the Senang Spirit, the Sebarok Spirit, the ZIM Hong Kong, and the ZIM Israel were the four assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio.  The Senang Spirit and the Sebarok Spirit are each scheduled to remain on bareboat charter during the 2011 calendar year.  As discussed above, the ZIM Hong Kong and the ZIM Israel were sold in the first quarter of 2011.

As of December 31, 2010, the bareboat charters for the Senang Spirit and the Sebarok Spirit each had sixteen monthly payments remaining, and to the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

As of December 31, 2010, the bareboat charters for the ZIM Hong Kong and the ZIM Israel expired, and to the best of our Manager’s knowledge, each vessel remained seaworthy, was maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the year ended December 31, 2010, we continued to make monthly distributions at a rate of 9.1% per year.  From the inception of the offering period, we have made 69 cash distributions to our members. During the year ended December 31, 20010, we paid our members approximately $33,339,164 in cash distributions. As of December 31, 2010, a $10,000 investment made at the initial closing would have received $5,381 in cumulative distributions representing a return of approximately 54% of such initial investment.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2010	$33,339,164	$-	$-	$-	$33,339,164

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

During the 2010 calendar year, our Manager suspended its collection of a portion of its management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $333,391, $333,811 and $334,071 for the years ended December 31, 2010, 2009 and 2008, respectively.  Additionally, our Manager’s interest in our net loss was $66,965, $450,959 and $57,977 for the years ended December 31, 2010, 2009 and 2008, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

Years Ended December 31,
Entity	Capacity	Description	2010	2009	2008
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$-	$1,204,384
ICON Capital Corp.	Manager	Management fees (2) (3)	541,090	2,185,858	5,110,375
ICON Capital Corp.	Manager	Administrative expense reimbursements (2)	1,417,858	1,951,850	3,586,973
Total			$1,958,948	$4,137,708	$9,901,732

(1) Capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Charged directly to operations.
(3) The Manager suspended the collection of a portion of its management fees in the amount of $1,440,269 and $1,355,498 during the years ended December 31, 2010 and 2009, respectively.

At December 31, 2010 and 2009, we had a net payable of $286,590 and $300,223 due to our Manager and its affiliates that consisted primarily of accruals due to our Manager for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$4,621,512	$18,615,323
Current portion of net investment in finance leases	4,795,901	9,448,439
Accounts receivable, net	16,579	594,082
Current portion of note receivable	1,520,408	725,049
Assets held for sale, net	16,004,231	3,813,647
Other current assets	1,724,322	1,514,555

Total current assets	28,682,953	34,711,095

Non-current assets:
Net investment in finance leases, less current portion	14,705,170	15,232,713
Leased equipment at cost (less accumulated depreciation of
$29,762,549 and $158,488,912, respectively)	79,587,412	183,614,179
Mortgage note receivable	12,722,006	12,722,006
Note receivable, less current portion	6,691,681	9,289,951
Investments in joint ventures	5,749,598	11,578,687
Deferred income taxes, net	1,026,931	943,053
Other non-current assets, net	9,048,190	4,029,168

Total non-current assets	129,530,988	237,409,757

Total Assets	$158,213,941	$272,120,852

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$14,371,257	$43,603,558
Revolving line of credit, recourse	1,450,000	2,260,000
Derivative instruments	1,694,776	5,049,327
Deferred revenue	147,661	148,098
Due to Manager and affiliates	286,590	300,223
Accrued expenses and other liabilities	1,890,439	5,841,639

Total current liabilities	19,840,723	57,202,845

Non-current liabilities:
Non-recourse long-term debt, less current portion	38,163,700	71,335,500

Total Liabilities	58,004,423	128,538,345

Commitments and contingencies

Equity:
Members' Equity:
Additional members	99,715,745	139,684,262
Manager	(2,220,734)	(1,820,378)
Accumulated other comprehensive loss	(1,739,624)	(1,485,640)

Total Members' Equity	95,755,387	136,378,244

Noncontrolling Interests	4,454,131	7,204,263

Total Equity	100,209,518	143,582,507

Total Liabilities and Equity	$158,213,941	$272,120,852

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2010	2009	2008
Revenue:
Rental income	$35,387,167	$64,099,850	$90,009,529
Time charter revenue	8,677,496	5,559,524	-
Finance income	1,834,316	2,548,139	4,651,273
(Loss) income from investments in joint ventures	(1,751,045)	345,938	2,071,019
Net gain (loss) on sales of equipment	17,593,002	2,050,594	(720,385)
Net (loss) gain on lease termination	(218,890)	25,141,909	-
Loss on settlement of interfund agreement	(214,524)	-	-
Net gain on sales of new equipment	-	-	278,082
Net loss on sale of portfolio	-	-	(11,921,785)
Interest and other income	4,056,270	3,448,283	2,399,168

Total revenue	65,363,792	103,194,237	86,766,901

Expenses:
Management fees - Manager	541,090	2,185,858	5,110,375
Administrative expense reimbursements - Manager	1,417,858	1,951,850	3,586,973
General and administrative	4,950,740	3,683,435	3,711,909
Vessel operating expense	10,771,786	13,926,255	-
Depreciation and amortization	35,137,176	73,052,380	65,065,983
Impairment loss	13,827,241	42,208,124	-
Interest	7,959,504	9,937,136	13,674,261
(Gain) loss on financial instruments	(3,918,539)	(346,739)	830,336

Total expenses	70,686,856	146,598,299	91,979,837

Loss before income taxes	(5,323,064)	(43,404,062)	(5,212,936)

(Provision) benefit for income taxes	(563,836)	153,480	1,462,652

Net loss	(5,886,900)	(43,250,582)	(3,750,284)

Less: Net income attributable to noncontrolling interests	809,593	1,845,334	2,047,437

Net loss attributable to Fund Eleven	$(6,696,493)	$(45,095,916)	$(5,797,721)

Net loss attributable to Fund Eleven allocable to:
Additional members	$(6,629,528)	$(44,644,957)	$(5,739,744)
Manager	(66,965)	(450,959)	(57,977)

	$(6,696,493)	$(45,095,916)	$(5,797,721)

Weighted average number of additional shares of
limited liability company interests outstanding	362,674	363,139	363,414

Net loss attributable to Fund Eleven per weighted
average additional share of limited liability company interests outstanding	$(18.28)	$(122.94)	$(15.79)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Income (Loss)	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2007	363,859	$256,754,095	$(643,560)	$5,113,341	$261,223,876	$12,389,412	$273,613,288

Comprehensive (loss) income:
Net (loss) income	-	(5,739,744)	(57,977)	-	(5,797,721)	2,047,437	(3,750,284)
Change in valuation of derivative instruments	-	-	-	(3,769,112)	(3,769,112)	-	(3,769,112)
Currency translation adjustments	-	-	-	(7,619,508)	(7,619,508)	-	(7,619,508)
Total comprehensive (loss) income				(11,388,620)	(17,186,341)	2,047,437	(15,138,904)
Shares of limited liability company interests
repurchased	(603)	(444,760)	-	-	(444,760)	-	(444,760)
Cash distributions	-	(33,072,923)	(334,071)	-	(33,406,994)	(5,591,936)	(38,998,930)
Investment in joint venture by noncontrolling interest	-	-	-	-	-	5,615,733	5,615,733

Balance, December 31, 2008	363,256	217,496,668	(1,035,608)	(6,275,279)	210,185,781	14,460,646	224,646,427

Comprehensive (loss) income:
Net (loss) income	-	(44,644,957)	(450,959)	-	(45,095,916)	1,845,334	(43,250,582)
Change in valuation of derivative instruments	-	-	-	4,570,879	4,570,879	-	4,570,879
Currency translation adjustments	-	-	-	218,760	218,760	-	218,760
Total comprehensive income (loss)				4,789,639	(40,306,277)	1,845,334	(38,460,943)
Shares of limited liability company interests
repurchased	(163)	(120,354)	-	-	(120,354)	-	(120,354)
Deconsolidation of a noncontrolling interest	-	-	-	-	-	(3,442,066)	(3,442,066)
Cash distributions	-	(33,047,095)	(333,811)	-	(33,380,906)	(5,659,651)	(39,040,557)

Balance, December 31, 2009	363,093	139,684,262	(1,820,378)	(1,485,640)	136,378,244	7,204,263	143,582,507

Comprehensive (loss) income:
Net (loss) income	-	(6,629,528)	(66,965)	-	(6,696,493)	809,593	(5,886,900)
Change in valuation of derivative instruments	-	-	-	430,344	430,344	-	430,344
Currency translation adjustments	-	-	-	(684,328)	(684,328)	-	(684,328)
Total comprehensive (loss) income	-	-	-	(253,984)	(6,950,477)	809,593	(6,140,884)
Shares of limited liability company interests
repurchased	(437)	(333,216)	-	-	(333,216)	-	(333,216)
Cash distributions	-	(33,005,773)	(333,391)	-	(33,339,164)	(3,559,725)	(36,898,889)

Balance, December 31, 2010	362,656	$99,715,745	$(2,220,734)	$(1,739,624)	$95,755,387	$4,454,131	$100,209,518

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net loss	$(5,886,900)	$(43,250,582)	$(3,750,284)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(12,410,000)	(12,478,000)	(12,872,440)
Finance income	(1,834,316)	(2,548,139)	(4,651,273)
Loss (income) from investments in joint ventures	1,751,045	(345,938)	(2,071,019)
Net gain on sales of new equipment	-	-	(278,082)
Net (gain) loss on sales of equipment	(17,593,002)	(2,050,594)	720,385
Net loss (gain) on lease termination	218,890	(12,468,659)	-
Loss on settlement of interfund agreement	214,524	-	-
Net loss on sale of portfolio	-	-	11,921,785
Depreciation and amortization	35,137,176	73,052,376	65,065,983
Amortization of deferred time charter expense	466,331	2,235,738	-
Impairment loss	13,827,241	42,208,124	-
Bad debt expense	-	1,569,221	-
Interest expense on non-recourse financing paid directly to lenders by lessees	3,344,986	4,062,952	3,815,247
Interest expense from amortization of debt financing costs	232,198	356,227	523,882
(Gain) loss on financial instruments	(3,918,539)	(755,739)	710,938
Deferred tax (benefit) provision	(35,711)	(648,771)	595,016
Changes in operating assets and liabilities:
Collection of finance leases	11,126,064	9,142,256	19,820,439
Accounts receivable	577,503	(2,756,653)	(1,768,596)
Other assets, net	(14,769,042)	(2,829,868)	2,968,201
Payables, deferred revenue and other current liabilities	(7,308)	(1,331,415)	(11,591,135)
Due to/from Manager and affiliates	(49,307)	11,421	59,610
Accrued expenses and other liabilities	(811,856)	-	-
Distributions from joint ventures	972,674	1,850,262	835,966

Net cash provided by operating activities	10,552,651	53,024,219	70,054,623

Cash flows from investing activities:
Investments in equipment subject to lease	-	-	(45,040,317)
Proceeds from sales of new and leased equipment	28,968,068	23,911,312	7,842,386
Proceeds from sale of portfolio	-	-	7,316,137
Repayments of note receivable	10,015,000	-	-
Investment in financing facility	-	-	(164,822)
Repayment of financing facility	-	-	4,367,055
Investments in joint ventures	-	-	(15,458,255)
Distributions received from joint ventures in excess of profits	4,156,570	5,576,318	1,432,688
Other assets, net	(1,279,190)	(26,579)	486,876

Net cash provided by (used in) investing activities	41,860,448	29,461,051	(39,218,252)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	1,500,000	-	14,044,437
Repayments of non-recourse long-term debt	(29,865,500)	(29,572,000)	(50,961,719)
Proceeds from revolving line of credit, recourse	1,450,000	2,260,000	5,000,000
Repayments of revolving line of credit, recourse	(2,260,000)	(5,000,000)	-
Repurchase of additional shares of limited liability company interests	(333,216)	(120,354)	(444,760)
Cash distributions to members	(33,339,164)	(33,380,906)	(33,406,994)
Investments in joint ventures by noncontrolling interests	-	-	5,615,733
Distributions to noncontrolling interests	(3,559,725)	(5,659,651)	(5,591,936)

Net cash used in financing activities	(66,407,605)	(71,472,911)	(65,745,239)

Effects of exchange rates on cash and cash equivalents	695	(67,965)	240,248

Net (decrease) increase in cash and cash equivalents	(13,993,811)	10,944,394	(34,668,620)
Cash and cash equivalents, beginning of the year	18,615,323	7,670,929	42,339,549

Cash and cash equivalents, end of the year	$4,621,512	$18,615,323	$7,670,929

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$3,316,652	$5,195,787	$9,338,831

Cash paid during the year for income taxes	$523,132	$629,763	$177,252

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$12,410,000	$12,478,000	$12,872,440

Transfer of non-recourse debt in connection with the
sale of a leasing portfolio	$-	$-	$73,187,369

Deconsolidation of noncontrolling interest in connection with
the sale of a controlling interest in ICON Global Crossing, LLC	$-	$3,442,066	$-

Deconsolidation of the carrying value of leased equipment in connection
with the sale of a controlling interest in ICON Global Crossing, LLC	$-	$3,370,458	$-

Note receivable received in connection with the sale of manufacturing
equipment to W Forge Holdings, Inc.	$-	$10,015,000	$-

Transfer of leased equipment at cost to assets held for sale	$14,952,257	$3,914,775	$-

Contribution of certain assets for noncontrolling interest in ICON MW, LLC	$1,051,201	$-	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.